Exhibit 10.2

PROMISSORY NOTE

Principal $750,000.00	Loan Date 01-18-2006	Maturity 04-01-2006	Loan No. 4020716	Call/Coll 4A/340	Account S0001220	Officer GMW	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “* * *” has been omitted due to text length limitations.

Grantor:	STEN CORPORATION (TIN: 41-1391803) 10275 WAYZATA BLVD STE 310 MINNETONKA, MN 55305		Lender:	Citizens Independent Bank Hopkins Location 10901 Excelsior Boulevard Hopkins, MN 55343 (952) 935-3333

PRINCIPAL AMOUNT:   $750,000.00                               INITIAL RATE:   7.750%                                                    Date of Note:  January 18, 2006

PROMISE TO PAY.  STEN CORPORATION (“Borrower”) promises to pay to Citizens Independent Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Seven Hundred Fifty Thousand & 00/100 Dollars ($750,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance.  Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 1, 2006.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 1, 2006, with all subsequent interest payments to be due on the same day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges.  The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate as quoted in the Wall Street Journal Prime Rate as quoted in the Wall Street Journal (the “Index”).  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower.  Lender will tell Borrower the current index rate upon Borrower’s request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 7.250% per annum.  The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points over the Index, resulting in an initial rate of 7.750% per annum.  NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT.  Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest.  Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  Citizens Independent Bank, 5000 West 36th Street St Louis Park, MN 55416.

LATE CHARGE.  If a payment is 20 days or more late, Borrower will be charged $50.00.

INTEREST AFTER DEFAULT.  Upon default, including failure to pay upon final maturity, the total sum due under this Note will bear interest from the date of acceleration or maturity at the variable interest rate on this Note.  The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related  documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

PROMISSORY NOTE

(Continued)

Loan No. 4020716	Page 2

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor  or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership.  Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

LENDERS RIGHTS.   Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest  immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including reasonable attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Minnesota without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Minnesota.

DISHONORED ITEM FEE.  Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL.  Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein, all the terms and conditions for which are hereby incorporated and made a part of this Note:

(A)

Collateral described in a Commercial Security Agreement dated January 18, 2006.

(B)

securities or investment property described in a Commercial Pledge Agreement dated January 18, 2006.

LINE OF CREDIT.  This Note evidences a revolving line of credit.  Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph.  Lender may, but need not, require that all oral requests be confirmed in writing.  All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above.  The following person currently is authorized to request advances and authorized payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of his or her authority:  KENNETH W. BRIMMER, Chief Executive Officer of STEN CORPORATION.  Borrower agrees to be liable for all sums either:  (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.  Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note;  (B) Borrower or any guarantor ceases doing business or is insolvent;  (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender;  or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ADDITIONAL PROVISION(s).  PAY DOWN THE LINE TO $0 FOR 30 CONSECUTIVE DAYS.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.  Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency.  Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address:  Citizens Independent Bank, 5000 West 36th Street St Louis Park, MN 55416.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its right s or remedies under this Note without losing them.  In addition, Lender shall have the rights and remedies provided in the related documents or available at law, or in equity, or otherwise.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

STERION INCOR0PORATED

By: /s/  Kenneth W. Brimmer

    Kenneth W. Brimmer, Chief Executive Officer of

    STEN Corporation

LENDER:

CITIZENS INDEPENDENT BANK

/s/  [Authorized Signer]

Authorized Signer